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Exhibit 20.1
Page 1 of 6


                 MONTHLY SERVICER AND SETTLEMENT CERTIFICATE #62

                            DEALER NOTE MASTER TRUST


                              CLASS A, DEALER NOTE
                            ASSET BACKED CERTIFICATES
                                  SERIES 1995-1


     Under the Series 1995-1 Supplement dated as of June 8, 1995 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (as amended and supplemented, the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payments to Series 1995-1 Certificateholders as well as the performance of the Master Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of October 25, 2000, the Transfer Date of October 24, 2000 and with respect to the performance of the Master Trust during the Due Period ended on September 30, 2000 and the Distribution Period ended October 25, 2000 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

1.     NFC is Servicer under the Agreement.

2.     The undersigned is a Servicing Officer

3.     Master Trust Information:

       3.1   The amount of the Advance, if any, for the Due           852,729.30
             Period

       3.2   The amount of NITC Finance Charges for the Due         3,539,210.29
             Period

       3.3   The average daily balance of Dealer Notes          1,069,939,835.09
             outstanding during the Due Period

       3.4   The total amount of Advance Reimbursements for                 0.00
             the Due Period

       3.5   The aggregate principal amount of Dealer Notes       306,880,804.18
             repaid during the Due Period.

       3.6   The aggregate principal amount of Dealer Notes       245,465,041.46
             purchased by the Master Trust during the Due
             Period.

       3.7   The amount of the Servicing Fee for the Due              883,816.41
             Period.

       3.8   The average daily Master Trust Seller's              172,070,460.94
             Interest during the Due Period.


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Exhibit 20.1
Page 2 of 6


       3.9   The Master Trust Seller's Interest as of the         164,670,460.94
             Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement).

       3.10  The aggregate amount of Collections for the          357,646,998.30
             Due Period.

       3.11  The aggregate amount of Finance Charge                 9,419,435.23
             Collections for the Due Period.

       3.12  The aggregate amount of Principal Collections        348,227,563.07
             for the Due Period.

       3.13  The amount of Dealer Note Losses for the Due                   0.00
             Period.

       3.14  The aggregate amount of Dealer Notes as of the     1,060,685,763.38
             last day of the Due Period.

       3.15  The aggregate amount of funds on deposit in           41,346,758.89
             the Excess Funding Account as of the end of the last day of the Due Period (after giving effect to the transactions set forth in
             Article IV of the Supplement and Article IV of the Agreement.

       3.16  Eligible Investments in the Excess Funding
             Account:

             a.  The aggregate amount of funds invested in                  0.00
                 Eligible Investments.

             b.  Description of each Eligible Investment.                   0.00

             c.  The rate of interest applicable to each                   0.00%
                 such  Eligible Investment.

             d.  The rating of each such Eligible Investment                0.00

       3.17  The aggregate amount of Dealer Notes issued           11,755,915.69
             to finance OEM Vehicles, as of the end of the Due Period.

       3.18 The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the Due
             Period.

             i)       Southland International Trucks
             ii)      Longhorn International Trucks Ltd.
             iii)     Southwest International Trucks Inc.
             iv)      Rechtein International Trucks Inc.
             v)       Freund Equipment Inc.

       3.19  Aggregate amount of delinquent principal                      1.06%
             payments (past due greater than 30 days) as a percentage of the total principal amount outstanding, as of the end of the Due Period.


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Exhibit 20.1
Page 3 of 6


4.0    Series 1995-1 Information

       4.1   The Deficiency Amount as of the Transfer Date                  0.00
             (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.2a  The Maximum Subordinated Amount as of the             31,000,000.00
             Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.2b  The Available Subordinated Amount as of the           31,000,000.00
             Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement)

       4.3   The Projected Spread for the following                 2,500,000.00
             Distribution Period.

       4.4   The amount on deposit in the Spread Account as         2,500,000.00
             of the Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.5   The aggregate amount on deposit in the                         0.00
             Liquidity  Reserve  Account as of the
             Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement.

       4.6   The aggregate amount on deposit in the                         0.00
             Negative Carry Reserve Fund as of the Transfer
             Date (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.7   The Invested Amount as of the Distribution           200,000,000.00
             Date (after giving effect to the transactions set forth in Article IV of the Supplement and to the payments made on the Distribution Date).

       4.8   The amount of Series Allocable Dealer Notes                    0.00
             Losses for the Due Period.

       4.9   The amount of Series Allocable Finance Charge          2,069,449.92
             Collections for the Due Period.

       4.10  The amount of Series Allocable Principal              76,505,595.61
             Collections for the Due Period.

       4.11  The amount of Series Principal Account Losses                  0.00
             for the Due Period.

       4.12  The amount of Investor Dealer Note Losses for                  0.00
             the Due Period.

       4.13  The amount of Investor Finance Charge                  1,709,365.63
             Collections for the Due Period.


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Exhibit 20.1
Page 4 of 6


       4.14  The amount of Investor Principal Collections          63,193,621.97
             for the Due Period.

       4.15  The amount of Available Certificateholder's            1,804,294.51
             Interest Collections for the Due Period.

       4.16  The amount of Series 1995-1 Shared Principal          63,193,621.97
             Collections for the Due Period.

       4.17  The aggregate amount of the Series 1995-1                      0.00
             Principal Shortfall, if any, for the Due
             Period.

       4.18  The Seller's Percentage for the Due Period.                  17.40%

       4.19  The Excess Seller's Percentage for the Due                    2.63%
             Period.

       4.20  The aggregate amount of Seller's Principal            13,311,973.64
             Collections for the Due Period.

       4.21  The amount of Available Seller's Finance                 367,741.25
             Charge Collections for the Due Period.

       4.22  The aggregate amount of Available Seller's            11,299,876.47
             Principal Collections for the Due Period.

       4.23  The aggregate amount of Excess Seller's                2,012,097.16
             Principal Collections for the Due Period

       4.24  The Controlled Amortization Amount, if                         0.00
             applicable, for the Due Period.

       4.25  The Minimum Series 1995-1 Master Trust                41,752,464.06
             Seller's Interest as of the Distribution Date
             (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.26  The Series 1995-1 Allocation Percentage for                  21.97%
             the Due Period.

       4.27  The Floating Allocation Percentage for the Due               82.60%
             Period.

       4.28  The Principal Allocation Percentage, if                       0.00%
             applicable, for the Due Period.

       4.29  The total amount to be distributed on the              1,314,727.48
             Series 1995-1 Certificates on the Distribution
             Date.

       4.30  The total amount, if any, to be distributed on                 0.00
             the Series 1995-1 Certificates on the
             Distribution Date allocable to the Invested
             Amount.



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Exhibit 20.1
Page 5 of 6

       4.31  The total amount, if any, to be distributed            1,154,323.33
             on the Series 1995-1 Certificates on the Distribution Date allocable to interest on the Series 1995-1 Certificates.

       4.32  The Draw Amount as of the Transfer Date.                       0.00

       4.33  The amount of Investor Charge-Offs as of the                   0.00
             Transfer Date.

       4.34  The amount of reimbursement of Investor                        0.00
             Charge-Offs as of the Transfer Date.

       4.35  The amount of the Investor Servicing Fee to be           160,404.15
             paid on such Distribution Date.

       4.36  The aggregate amount of funds on deposit in                    0.00
             the Negative Carry Reserve Account as of the end of the last day of the Due Period (after giving effect to the payments and adjustments made pursuant to Article IV of the Supplement and of the Agreement).

       4.37  The aggregate amount of funds on deposit in                    0.00
             the Series Principal Account as of the end of the last day of the Due Period (after giving effect to the payments and adjustments made pursuant to Article IV of the Supplement and of the Agreement).

       4.38  The aggregate amount of funds on deposit in            2,500,000.00
             the Spread Account as of the end of the last day of the Due Period (after giving effect to payments and adjustments made pursuant to
             Article IV of the Supplement and the
             Agreement).

       4.39  Eligible Investments in the Series Principal
             Account:

             a.  The aggregate amount of funds invested in                  0.00
                 Eligible Investments.

             b.  Description of each Eligible Investment:                     NA

             c.  The rate of interest  applicable to each               _______%
                 such Eligible Investment.

             d.  The rating of each such Eligible                             NA
                 Investment.

       4.40  Eligible Investments in the Liquidity Reserve
             Account:

             a.  The aggregate amount of funds invested in                  0.00
                 Eligible Investments.

             b.  Description of each Eligible Investment:                     NA



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Exhibit 20.1
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             c.  The rate of interest applicable to each                _______%
                 such Eligible Investment.

             d.  The rating of each such Eligible                             NA
                 Investment.

       4.41  The amount of Excess Interest Collections for            489,567.02
             the Due Period.

       4.42  The amount of Investor Principal Collections          63,193,621.97
             treated as Shared Principal Collections for the Due Period.

       4.43  The amount of Excess Interest Collections for                  0.00
             the Due Period allocated to other Series.

       4.44  The amount of Investor Principal Collections                   0.00
             treated as Shared Principal Collections for the Due Period allocated to Other Series.

       4.45  The percentages and all other information                        NA
             calculated pursuant to Sections 6.01 and 7.01 of the Supplement.

       4.46  The amount of Remaining Available Seller's                     0.00
             Principal Collections for the Due Period.

       4.47  The amount of Series 1995-1 Shared Seller's           13,311,973.64
             Principal Collections for the Due Period.

       4.48  The aggregate amount of Shared Seller's                        0.00
             Principal Collections from Other Series for the Due Period.

       4.49  The amount of all Shared Seller's Principal                    0.00
             Collections allocated to Series 1995-1 for the Due Period.

       4.50  The aggregate amount of all Shared Seller's                    0.00
             Principal Collections allocated to Other
             Series for the Due Period.

       4.51  The aggregate amount of all Early Distribution                 0.00
             Amounts paid or deemed paid for the
             Distribution Period.


IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of October 2000.


                                   NAVISTAR FINANCIAL CORPORATION,
                                   As Servicer


                                   By:  R. Wayne Cain
                                   Vice President & Treasurer